UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2005

MOLECULAR DEVICES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-27316 (Commission File Number)	94-2914362 (IRS Employer Identification No.)

1311 Orleans Drive
Sunnyvale, CA 94089
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 747-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

     On April 13, 2005, the board of directors (the “Board”) of Molecular Devices Corporation (the “Company”) approved the grant to each non-employee director under the Molecular Devices Corporation 1995 Stock Option Plan (the “1995 Plan”) of options to purchase an aggregate of 8,000 shares of common stock at an exercise price of $19.25 per share, the fair market value of the common stock on the date of grant. A copy of the 1995 Plan was previously filed by the Company with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the period ended December 31, 2001.

     The Molecular Devices Corporation 1995 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”) provides for the automatic grant of an option to purchase 4,000 shares of common stock to each non-employee director immediately following each annual meeting of stockholders. However, during 2003 and 2004, no automatic grants of options were validly made to the non-employee directors under the Directors’ Plan because there were not sufficient shares of common stock available for issuance under the Directors’ Plan at the time of the 2003 and 2004 Annual Meetings of Stockholders. If sufficient shares of common stock had been available for issuance under the Directors’ Plan, each non-employee director would have received an option to purchase 4,000 shares of common stock at an exercise price of $16.91 per share in 2003 and an option to purchase 4,000 shares of common stock at an exercise price of $17.94 per share in 2004. Accordingly, on April 13, 2005, the Board approved the grant to each non-employee director under the 1995 Plan of options to purchase an aggregate of 8,000 shares of common stock at an exercise price of $19.25 per share, the fair market value of the common stock on the date of grant. The vesting schedules, expiration date and other terms of these options generally reflect the vesting, expiration date and other terms that would have applied if the options had been granted as automatic grants under the Directors’ Plan in 2003 and 2004. The terms and conditions of the grants are set forth in the form of Stock Option Agreement for Non-Employee Directors under the 1995 Stock Option Plan filed herewith as Exhibit 10.50 and are qualified in their entirety by reference thereto. In addition, the Board approved the payment of $14,600 in cash to each non-employee director, which amount was intended to compensate the non-employee directors for the difference in exercise prices between the exercise prices at which options would have been automatically granted under the Directors’ Plan in 2003 and 2004 and the exercise price of the options granted in April 2005.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

Exhibit 10.50	Form of Stock Option Agreement for Non-Employee Directors under the 1995 Stock Option Plan

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Molecular Devices Corporation
Dated: April 17, 2005	By:	/s/ Timothy A. Harkness
Timothy A. Harkness
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.50	Form of Stock Option Agreement for Non-Employee Directors under the 1995 Stock Option Plan